UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2017

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On April 3, 2017, U.S. Physical Therapy, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”).

    As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2017, the Company was unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on March 31, 2017. As reported by the Company in its Form 8-K filed with the SEC on March 31, 2017, the Company was unable to file its Form 10-K within the extension period because it needs additional time to complete its review of the appropriate accounting treatment for redeemable non-controlling interests of its acquired partnerships.

    The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 16, 2017 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE continued listing requirements at any time before that date by filing the Form 10-K with the SEC. The Company continues to work diligently to complete the preparation of its consolidated financial statements in order to be in a position to file the Form 10-K with the SEC as soon as possible in April. If the Company fails to file the Form 10-K before the NYSE’s six-month compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 7, 2017	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)